As filed with the Securities and Exchange Commission on June 17, 2011.

Registration No. 333-107079

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRADESTATION GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	65-0977576
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8050 S.W. 10th Street, Suite 4000

Plantation, Florida 33324

(954) 652-7000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Marc J. Stone

General Counsel, Vice President of

Corporate Development and Secretary

TradeStation Group, Inc.

8050 S.W. 10th Street, Suite 4000

Plantation, Florida 33324

(954) 652-7000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy To:

Alan D. Axelrod, Esq.

Bilzin Sumberg Baena Price & Axelrod LLP

1450 Brickell Avenue, 23rd Floor

Miami, FL 33131

(305) 374-7580

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest investment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE:

TradeStation Group, Inc., a Florida corporation (the “Company”), filed a registration statement on Form S-3 (Registration No. 333-107079) (the “Registration Statement”) with the Securities and Exchange Commission to register for resale (i) warrants to purchase 386,369 shares of the Company’s common stock, and (ii) the 386,369 shares of the Company’s common stock issuable upon exercise of such warrants. On June 10, 2011, pursuant to that certain Agreement and Plan of Merger, dated as of April 20, 2011, among Monex Group, Inc., a Japanese corporation (“Monex”), Felix 2011 Acquisition Sub, Inc., a Florida corporation (“Merger Sub”), and the Company, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned direct subsidiary of Monex.

As a result of the Merger, the Company terminated all offerings of its securities pursuant to existing registration statements, including the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered for resale pursuant to the Registration Statement that remain unsold as of the date of this Post-Effective Amendment No. 1 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plantation, State of Florida, on June 17, 2011.

TRADESTATION GROUP, INC.

By:	/S/ SALOMON SREDNI
Salomon Sredni
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ SALOMON SREDNI Salomon Sredni	Director and Chief Executive Officer (Principal Executive Officer)	June 17, 2011

/S/ DAVID H. FLEISCHMAN David H. Fleischman	Chief Financial Officer, Vice President of Finance and Treasurer (Principal Financial Officer)	June 17, 2011

/S/ EDWARD H. CODISPOTI Edward H. Codispoti	Chief Accounting Officer, Corporate Controller and Vice President of Accounting (Principal Accounting Officer)	June 17, 2011

/S/ CHARLES F. WRIGHT Charles F. Wright	Director	June 17, 2011

/S/ DENISE DICKINS Denise Dickins	Director	June 17, 2011

/S/ MICHAEL FIPPS Michael Fipps	Director	June 17, 2011

/S/ OKI MATSUMOTO Oki Matsumoto	Director	June 16, 2011

/S/ TADASU KAWAI Tadasu Kawai	Director	June 16, 2011

/S/ JUN MAKIHARA Jun Makihara	Director	June 15, 2011

/S/ MASAKI UEDA Masaki Ueda	Director	June 16, 2011

/S/ TAKASHI OYAGI Takashi Oyagi	Director	June 16, 2011

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